NEWS 1 www.facebook.com/ford www.medium.com/@fordwww.twitter.com/ford www.instagram.com/ford People, Plan, Products Position Ford Well for ‘Pivotal’ 2023 Despite Effect of Volume Shortfall on Q4, Full-Year 2022 Results • Fourth-quarter revenue totaled $44.0 billion, net income $1.3 billion, adjusted earnings before interest and taxes $2.6 billion • Full-year net loss of $2.0 billion attributable to special items; adjusted EBIT $10.4 billion • Operating cash flow $1.2 billion for the quarter, $6.9 billion for the year; adjusted FCF $2.4 billion in Q4 and $9.1 billion for all of 2022 • First-quarter regular dividend of 15 cents per share declared, plus supplemental dividend of 65 cents per share, enabled by strong FCF, nearly complete monetization of stake in Rivian • Company anticipates full-year 2023 adjusted EBIT of $9 billion to $11 billion and adjusted free cash flow of about $6 billion DEARBORN, Mich., Feb. 2, 2023 – Ford’s fourth-quarter and full-year 2022 operating results were below its expectations, but the company is optimistic about what’s possible now with three distinct, customer-focused business segments: Ford Blue for iconic gas and hybrid vehicles, Ford Model e for breakthrough connected electric vehicles, and Ford Pro for products and services that help commercial customers transform and grow their organizations. “I’m excited about 2023, which is pivotal for us,” said President and CEO Jim Farley. “We’ve got clarity and ambition with the Ford+ plan, a strong team carrying it out, and a lineup of great products and customer experiences that’s getting even better. “We should have done much better last year,” added Farley. “We left about $2 billion in profits on the table that were within our control, and we’re going to correct that with improved execution and performance.” Company Key Metrics Summary

2 Cash Flow Enabling Investment in Growth, Returns to Shareholders Ford revenue for the fourth-quarter and all of 2022 reached $44.0 billion and $158.1 billion, respectively. For the same periods, the company had net income of $1.3 billion and a net loss of $2.0 billion, and adjusted EBIT of $2.6 billion and $10.4 billion. The results were below Ford’s expectations, attributable, in part, to execution issues in an environment with supply chain and production instability, resulting in higher costs and lower-than-planned volumes. Operating cash flow for the year was $6.9 billion; full-year adjusted free cash flow was $9.1 billion. The company ended 2022 with a continued strong balance sheet: $32 billion in cash and $48 billion of liquidity. “We have great flexibility to invest in the Ford+ growth plan and return capital to shareholders at the same time,” said CFO John Lawler. “Going forward, we intend to target distributions of 40% to 50% of free cash flow.” Accordingly, the company today declared a first-quarter regular dividend of 15 cents per share and a supplemental dividend of 65 cents per share. In addition to strong cash flow, the supplemental dividend reflects monetization of Ford’s stake in Rivian, which began last May and now is nearly complete. The dividends are payable March 1 to shareholders of record at the close of business on Feb. 13. Business Unit Highlights

3 In North America, EBIT for the year was up $1.8 billion to $9.2 billion – with a margin of 8.4% – on higher net pricing and increased volume, partially offset by commodities and other inflation- related cost increases. Ford’s leading and increasingly connected gas, hybrid and electric vehicles continue to win favor with customers and reviewers: • More than 650,000 F-Series trucks shipped during the year, making it America’s best-selling truck for 46 straight years – and top vehicle of any type for 41 years • The electric F-150 Lightning recently honored as both the North American Truck of the Year – marking the third straight year Ford vehicles have earned that award – and the 2023 MotorTrend Truck of the Year. • Recognition of the 2023 Ford Bronco and 2023 Ford Maverick “10 Best Trucks and SUVs” by Car and Driver, the second consecutive year for Bronco • In November, producing the 150,000th Mustang Mach-E in less than two years, a milestone to scaling Ford’s global EV production to a run rate of 600,000 annually by the end of 2023 and more than 2 million by the end of 2026, and • Consumer Reports last week named Ford BlueCruise advanced driver-assistance system the best among 12 such systems that it tested; at the end of 2022, customers had traveled more than 42 million hands-free miles with BlueCruise, four times more than just six months earlier. Ford’s full-year EBIT in Europe was slightly above break-even, but below its expectation. In an example of strategic strength in the region, the company had the top commercial-vehicles brand for a record eighth straight year, even ahead of Ford Pro introducing several all-new Transit vans in European markets later this year. The company reported a full-year loss of about $600 million in China, where it’s investing in EVs in the world’s most advanced market for such products. In South America, EBIT exceeded $400 million. The International Markets Group, which operates in dozens of countries around the world, earned more than $600 million, helped by the launch of the all-new Ranger pickup truck. Ford is now sustainably profitable in both South America and IMG. Ford Credit had a predictably solid year, with earnings before taxes of $2.7 billion. New Year, New Organization, New Insight to Value Creation With the start of 2023, Ford is now organized by and will report operating performance based on the three new customer-centered business segments – Ford Blue, Ford Model e and Ford Pro – rather than as a single automotive business with regional details, a major strategic shift the company first previewed last March. “This goes way beyond how we account for the business,” said Lawler. “This is a fundamental change in how we think, make decisions and run the company – so we’re creating great experiences and value for customers and fulfilling the huge promise of Ford+.” On March 23, the company will hold a “teach in” about the new structure and reporting for investors and other stakeholders. At the event, which will be held at the New York Stock Exchange and also webcast “live,” Ford will explain how revenue, products and assets are assigned to each segment, and show recast financials for 2021 and 2022.

"We'll give investors great clarity about the role of each segment in our growth and profitability," he said. "Then, at our next Capital Markets Day on May 22, we'll provide key performance indicators and financial targets, including our path to healthy profitability in EVs – a level of reporting transparency that our traditional competitors aren't delivering."

Outlook

In 2023, Ford currently expects to earn $9 billion to $11 billion in adjusted EBIT, presuming seasonally adjusted annual rates of about 15 million vehicles in the U.S. and about 13 million in Europe. The company anticipates generating about $6 billion in adjusted free cash flow, which assumes no distributions from Ford Credit.

Behind those estimates is a variety of likely tradeoffs:

- *Headwinds* including mild recession in the U.S. and moderate recession in Europe; higher industrywide customer incentives, as vehicle supply-and-demand rebalances; a lower profit from Ford Credit; a continued strong U.S. dollar; lower past service pension income; and growth-related investments, e.g., in customer experience, connected services and capital expenditures, and
- *Tailwinds* like supply chain improvements and higher industry volumes; launch of the all-new Super Duty truck; and lower costs of goods sold, including for materials, commodities, logistics and other parts of the industrial platform.

Ford plans to report its first-quarter 2023 financial results on Tuesday, May 2.

# # #

About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford is pursuing mobility solutions through Ford Next, and provides financial services through Ford Motor Credit Company. Ford employs about 173,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed-Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Jessica Vila-Goulding	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.248.3896	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	jvila5@ford.com	stockinf@ford.com

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5 Conference Call Details Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2022 fourth-quarter and full-year financial results at 4:05 p.m. ET on Thursday, Feb. 2. Following the release, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and other members of the Ford senior management team will host a conference call at 5:00 p.m. ET to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call. Ford Fourth-Quarter Earnings Call: Thursday, Feb. 2, at 5:00 p.m. ET Toll-Free: 844.282.4573 International: +1.412.317.5617 Registration Link (option, speeds login): Ford Earnings Call Webcast: shareholder.ford.com Replay Available after 8:00 p.m. ET on Feb. 2 and through Feb. 9 Webcast: shareholder.ford.com Toll-Free: 877.344.7529 International: +1.412.317.0088 (Canada: +855.669.9658) Conference ID: 8062302 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates, Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate, and Ford brand vehicles produced in Taiwan by Lio Ho Group. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. See materials supporting the Feb. 2, 2023, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to acquire key components, such as semiconductors, or raw materials, such as lithium, cobalt, nickel, graphite, and manganese, can disrupt Ford’s production of vehicles; • To facilitate access to the raw materials necessary for the production of electric vehicles, Ford has entered into, and expects to continue to enter into, multi-year commitments to raw material suppliers that subject Ford to risks associated with lower future demand for such materials as well as costs that fluctuate and are difficult to accurately forecast; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, restructurings, or new business strategies; • Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions and impact Ford and Ford Credit as well as their suppliers and dealers; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries and its reputation may be harmed if it is unable to achieve the initiatives it has announced; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;

7 • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward- looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as updated by subsequent filings with the United States Securities and Exchange Commission.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the years ended December 31, 2020 2021 2022 Cash flows from operating activities Net income/(loss) $ (1,276) $ 17,910 $ (2,152) Depreciation and tooling amortization 8,751 7,318 7,642 Other amortization (1,294) (1,358) (1,149) Held-for-sale impairment charges 23 — 32 Brazil manufacturing exit non-cash charges (excluding accelerated depreciation of $145, $322, and $17) 1,159 48 (82) (Gains)/Losses on extinguishment of debt 1 1,702 121 Provision for/(Benefit from) credit and insurance losses 929 (298) 46 Pension and other post-retirement employee benefits (“OPEB”) expense/(income) 1,027 (4,865) (378) Equity method investment dividends received in excess of (earnings)/losses and impairments 130 116 3,324 Foreign currency adjustments (420) 532 (27) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (315) (9,159) 7,518 Net (gain)/loss on changes in investments in affiliates (3,446) (368) 147 Stock compensation 199 305 336 Provision for deferred income taxes (269) (563) (1,910) Decrease/(Increase) in finance receivables (wholesale and other) 12,104 7,656 (10,560) Decrease/(Increase) in accounts receivable and other assets (63) (1,141) (1,183) Decrease/(Increase) in inventory 148 (1,778) (2,576) Increase/(Decrease) in accounts payable and accrued and other liabilities 6,809 (36) 7,268 Other 72 (234) 436 Net cash provided by/(used in) operating activities 24,269 15,787 6,853 Cash flows from investing activities Capital spending (5,742) (6,227) (6,866) Acquisitions of finance receivables and operating leases (55,901) (48,379) (45,533) Collections of finance receivables and operating leases 48,746 52,094 46,276 Proceeds from sale of business 1,340 145 449 Purchases of marketable securities and other investments (39,624) (27,491) (17,458) Sales and maturities of marketable securities and other investments 32,395 33,229 19,117 Settlements of derivatives (323) (272) 94 Capital contributions to equity method investments (4) (57) (738) Other 498 (297) 312 Net cash provided by/(used in) investing activities (18,615) 2,745 (4,347) Cash flows from financing activities Cash payments for dividends and dividend equivalents (596) (403) (2,009) Purchases of common stock — — (484) Net changes in short-term debt (2,291) 3,273 5,460 Proceeds from issuance of long-term debt 65,900 27,901 45,470 Payments of long-term debt (60,514) (54,164) (45,655) Other (184) (105) (271) Net cash provided by/(used in) financing activities 2,315 (23,498) 2,511 Effect of exchange rate changes on cash, cash equivalents, and restricted cash 225 (232) (414) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 8,194 $ (5,198) $ 4,603 Cash, cash equivalents, and restricted cash at beginning of period $ 17,741 $ 25,935 $ 20,737 Net increase/(decrease) in cash, cash equivalents, and restricted cash 8,194 (5,198) 4,603 Cash, cash equivalents, and restricted cash at end of period $ 25,935 $ 20,737 $ 25,340

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the years ended December 31, 2020 2021 2022 Revenues Automotive $ 115,894 $ 126,150 $ 148,980 Ford Credit 11,203 10,073 8,978 Mobility 47 118 99 Total revenues 127,144 136,341 158,057 Costs and expenses Cost of sales 112,752 114,651 134,397 Selling, administrative, and other expenses 10,193 11,915 10,888 Ford Credit interest, operating, and other expenses 8,607 5,252 6,496 Total costs and expenses 131,552 131,818 151,781 Operating income/(loss) (4,408) 4,523 6,276 Interest expense on Company debt excluding Ford Credit 1,649 1,803 1,259 Other income/(loss), net 4,899 14,733 (5,150) Equity in net income/(loss) of affiliated companies 42 327 (2,883) Income/(Loss) before income taxes (1,116) 17,780 (3,016) Provision for/(Benefit from) income taxes 160 (130) (864) Net income/(loss) (1,276) 17,910 (2,152) Less: Income/(Loss) attributable to noncontrolling interests 3 (27) (171) Net income/(loss) attributable to Ford Motor Company $ (1,279) $ 17,937 $ (1,981) EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ (0.32) $ 4.49 $ (0.49) Diluted income/(loss) (0.32) 4.45 (0.49) Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,973 3,991 4,014 Diluted shares 3,973 4,034 4,014

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2021 December 31, 2022 ASSETS Cash and cash equivalents $ 20,540 $ 25,134 Marketable securities 29,053 18,936 Ford Credit finance receivables, net of allowance for credit losses of $282 and $255 32,543 38,720 Trade and other receivables, less allowances of $48 and $105 11,370 15,729 Inventories 12,065 14,080 Assets held for sale 9 97 Other assets 3,416 3,780 Total current assets 108,996 116,476 Ford Credit finance receivables, net of allowance for credit losses of $643 and $590 51,256 49,903 Net investment in operating leases 26,361 22,772 Net property 37,139 37,265 Equity in net assets of affiliated companies 4,545 2,798 Deferred income taxes 13,796 15,552 Other assets 14,942 11,118 Total assets $ 257,035 $ 255,884 LIABILITIES Payables $ 22,349 $ 25,605 Other liabilities and deferred revenue 18,686 21,097 Debt payable within one year Company excluding Ford Credit 3,175 730 Ford Credit 46,517 49,434 Total current liabilities 90,727 96,866 Other liabilities and deferred revenue 27,705 25,497 Long-term debt Company excluding Ford Credit 17,200 19,200 Ford Credit 71,200 69,605 Deferred income taxes 1,581 1,549 Total liabilities 208,413 212,717 EQUITY Common Stock, par value $0.01 per share (4,068 million shares issued of 6 billion authorized) 40 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,611 22,832 Retained earnings 35,769 31,754 Accumulated other comprehensive income/(loss) (8,339) (9,339) Treasury stock (1,563) (2,047) Total equity attributable to Ford Motor Company 48,519 43,242 Equity attributable to noncontrolling interests 103 (75) Total equity 48,622 43,167 Total liabilities and equity $ 257,035 $ 255,884

2022 SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the Year Ended December 31, 2022			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ (4,361)	$ 2,209	$ —	$ (2,152)
Depreciation and tooling amortization	5,361	2,281	—	7,642
Other amortization	62	(1,211)	—	(1,149)
Held for sale impairment charges	32	—	—	32
Brazil manufacturing exit non-cash charges (excluding accelerated depreciation of	(82)	—	—	(82)
(Gains)/Losses on extinguishment of debt	135	(14)	—	121
Provision for/(Benefit from) credit and insurance losses	11	35	—	46
Pension and OPEB expense/(income)	(378)	—	—	(378)
Equity method investment dividends received in excess of (earnings)/losses and impairments	3,321	3	—	3,324
Foreign currency adjustments	(273)	246	—	(27)
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	7,440	78	—	7,518
Net (gain)/loss on changes in investments in affiliates	146	1	—	147
Stock compensation	325	11	—	336
Provision for deferred income taxes	(2,234)	324	—	(1,910)
Decrease/(Increase) in finance receivables (wholesale and other)	—	(10,560)	—	(10,560)
Decrease/(Increase) in intersegment receivables/payables	274	(274)	—	—
Decrease/(Increase) in accounts receivable and other assets	(984)	(199)	—	(1,183)
Decrease/(Increase) in inventory	(2,576)	—	—	(2,576)
Increase/(Decrease) in accounts payable and accrued and other liabilities	7,098	170	—	7,268
Other	788	(352)	—	436
Interest supplements and residual value support to Ford Credit	(1,836)	1,836	—	—
Net cash provided by/(used in) operating activities	$ 12,269	$ (5,416)	$ —	$ 6,853
Cash flows from investing activities				
Capital spending	$ (6,808)	$ (58)	$ —	$ (6,866)
Acquisitions of finance receivables and operating leases	—	(45,533)	—	(45,533)
Collections of finance receivables and operating leases	—	46,276	—	46,276
Proceeds from sale of business	449	—	—	449
Purchases of marketable securities and other investments	(13,880)	(3,578)	—	(17,458)
Sales and maturities of marketable securities and other investments	14,956	4,161	—	19,117
Settlements of derivatives	(90)	184	—	94
Capital contributions to equity method investments	(733)	(5)	—	(738)
Other	310	2	—	312
Investing activity (to)/from other segments	2,130	(30)	(2,100)	—
Net cash provided by/(used in) investing activities	$ (3,666)	$ 1,419	$ (2,100)	$ (4,347)
Cash flows from financing activities				
Cash payments for dividends and dividend equivalents	$ (2,009)	$ —	$ —	$ (2,009)
Purchases of common stock	(484)	—	—	(484)
Net changes in short-term debt	85	5,375	—	5,460
Proceeds from issuance of long-term debt	3,295	42,175	—	45,470
Payments on long-term debt	(3,897)	(41,758)	—	(45,655)
Other	(192)	(79)	—	(271)
Financing activity to/(from) other segments	—	(2,100)	2,100	—
Net cash provided by/(used in) financing activities	$ (3,202)	$ 3,613	$ 2,100	$ 2,511
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (227)	$ (187)	$ —	$ (414)

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12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the Year Ended December 31, 2022 Company excluding Ford Credit Ford Credit Consolidated Revenues $ 149,079 $ 8,978 $ 158,057 Total costs and expenses (a) 145,295 6,486 151,781 Operating income/(loss) 3,784 2,492 6,276 Interest expense on Company debt excluding Ford Credit 1,259 — 1,259 Other income/(loss), net (5,288) 138 (5,150) Equity in net income/(loss) of affiliated companies (2,910) 27 (2,883) Income/(Loss) before income taxes (5,673) 2,657 (3,016) Provision for/(Benefit from) income taxes (1,312) 448 (864) Net income/(loss) (4,361) 2,209 (2,152) Less: Income/(loss) attributable to noncontrolling interests (171) — (171) Net income/(loss) attributable to Ford Motor Company $ (4,190) $ 2,209 $ (1,981) __________ (a) Ford Credit excludes a specials charge of $10 million.

13 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): December 31, 2022 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 14,741 $ 10,393 $ — $ 25,134 Marketable securities 17,443 1,493 — 18,936 Ford Credit finance receivables, net — 38,720 — 38,720 Trade and other receivables, net 4,575 11,154 — 15,729 Inventories 14,080 — — 14,080 Assets held for sale 97 — — 97 Other assets 2,527 1,253 — 3,780 Receivable from other segments 49 1,462 (1,511) — Total current assets 53,512 64,475 (1,511) 116,476 Ford Credit finance receivables, net — 49,903 — 49,903 Net investment in operating leases 951 21,821 — 22,772 Net property 37,032 233 — 37,265 Equity in net assets of affiliated companies 2,678 120 — 2,798 Deferred income taxes 15,394 158 — 15,552 Other assets 9,890 1,228 — 11,118 Receivable from other segments — 16 (16) — Total assets $ 119,457 $ 137,954 $ (1,527) $ 255,884 Liabilities Payables $ 24,507 $ 1,098 $ — $ 25,605 Other liabilities and deferred revenue 18,611 2,486 — 21,097 Company excluding Ford Credit debt payable within one year 730 — — 730 Ford Credit debt payable within one year — 49,434 — 49,434 Payable to other segments 1,511 — (1,511) — Total current liabilities 45,359 53,018 (1,511) 96,866 Other liabilities and deferred revenue 22,964 2,533 — 25,497 Company excluding Ford Credit long-term debt 19,200 — — 19,200 Ford Credit long-term debt — 69,605 — 69,605 Deferred income taxes 628 921 — 1,549 Payable to other segments 16 — (16) — Total liabilities $ 88,167 $ 126,077 $ (1,527) $ 212,717

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share 2021 2022 2021 2022 Net income / (loss) attributable to Ford (GAAP) 12,282$ 1,289$ 17,937$ (1,981)$ Income / (Loss) attributable to non-controlling interests (9) (30) (27) (171) Net income / (loss) 12,273$ 1,259$ 17,910$ (2,152)$ Less: (Provision for) / Benefit from income taxes * 1,055 93 130 864 Income / (Loss) before income taxes 11,218$ 1,166$ 17,780$ (3,016)$ Less: Special items pre-tax 9,614 (1,080) 9,583 (12,172) Income / (Loss) before special items pre-tax 1,604$ 2,246$ 8,197$ 9,156$ Less: Interest on debt (438) (318) (1,803) (1,259) Adjusted EBIT (Non-GAAP) 2,042$ 2,564$ 10,000$ 10,415$ Memo: Revenue ($B) 37.7$ 44.0$ 136.3$ 158.1$ Net income / (loss) margin (GAAP) (%) 32.6% 2.9% 13.2% (1.3)% Adjusted EBIT margin (%) 5.4% 5.8% 7.3% 6.6% * Fourth Quarter Full Year 2021 reflects a benefit from recognizing deferred tax assets and favorable changes in our valuation allowances offset by the tax consequences of unrealized gains on marketable securities; 2022 reflects the tax consequences of unrealized losses on marketable securities and favorable changes in our valuation allowances 2021 2022 2021 2022 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) 12,282$ 1,289$ 17,937$ (1,981)$ Less: Impact of pre-tax and tax special items 11,220 (780) 11,507 (9,599) Adjusted net income – diluted (Non-GAAP) 1,062$ 2,069$ 6,430$ 7,618$ Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,999 4,004 3,991 4,014 Diluted shares 4,055 4,047 4,034 4,056 Earnings / (Loss) per share – diluted (GAAP) * 3.03$ 0.32$ 4.45$ (0.49)$ Less: Net impact of adjustments 2.77 (0.19) 2.86 (2.37) Adjusted earnings per share – diluted (Non-GAAP) 0.26$ 0.51$ 1.59$ 1.88$ * For Full Year 2022, there were 42 million shares excluded from the calculation of diluted earnings/(loss) per share, due to their anti-dilutive effect Fourth Quarter Full Year Net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt 56 43 43 42

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2022 Q4	2022 Full Year	Memo: Full Year 2021
Pre-Tax Results ($M)			
Income / (Loss) before income taxes (GAAP)	$ 1,166	$ (3,016)	$ 17,780
Less: Impact of special items	(1,080)	(12,172)	9,583
Adjusted earnings before taxes (Non-GAAP)	$ 2,246	$ 9,156	$ 8,197
Taxes ($M)			
(Provision for) / Benefit from income taxes (GAAP)	$ 93	$ 864	$ 130
Less: Impact of special items *	300	2,573	1,924
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (207)	$ (1,709)	$ (1,794)
Tax Rate (%)			
Effective tax rate (GAAP)	(8.0)%	28.6%	(0.7)%
Adjusted effective tax rate (Non-GAAP)	9.2%	18.7%	21.9%

* 2021 reflects a benefit from recognizing deferred tax assets and favorable changes in our valuation allowances offset by the tax consequences of unrealized gains on marketable securities; 2022 reflects the tax consequences of unrealized losses on marketable securities and favorable changes in our valuation allowances

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Full Year 2021	Full Year 2022
Net cash provided by / (used in) operating activities (GAAP)	$ 3,531	$ (1,084)	$ 2,947	$ 3,812	$ 1,178	$15,787	$ 6,853
Less: Items Not Included in Company Adjusted Free Cash Flows							
Ford Credit operating cash flows	998	(419)	(1,340)	(439)	(3,218)	15,293	(5,416)
Funded pension contributions	(171)	(174)	(154)	(130)	(109)	(773)	(567)
Global Redesign (including separations) *	(310)	(176)	(137)	(179)	(343)	(1,855)	(835)
Ford Credit tax payments / (refunds) under tax sharing agreement	11	-	-	22	125	15	147
Other, net	(146)	(20)	20	(150)	92	(421)	(58)
Add: Items Included in Company Adjusted Free Cash Flows							
Company excluding Ford Credit capital spending	(1,759)	(1,349)	(1,503)	(1,613)	(2,046)	(6,183)	(6,511)
Ford Credit distributions	1,000	1,000	600	500	-	7,500	2,100
Settlement of derivatives	(55)	64	(36)	26	(144)	(255)	(90)
Company adjusted free cash flow (Non-GAAP)	$ 2,335	$ (580)	$ 3,619	$ 3,601	$ 2,441	$ 4,590	$ 9,081

* Global Redesign excludes cash flows reported in invested activities

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17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q4 2021 Ending Q4 2022 Adjusted Net Operating Profit / (Loss) After Cash Tax Net income / (loss) attributable to Ford 17.9$ (2.0)$ Add: Non-controlling interest (0.0) (0.2) Less: Income tax 0.1 0.9 Add: Cash tax (0.6) (0.8) Less: Interest on debt (1.8) (1.3) Less: Total pension / OPEB income / (cost) 4.9 0.4 Add: Pension / OPEB service costs (1.1) (1.0) Net operating profit / (loss) after cash tax 13.0$ (3.9)$ Less: Special items (excl. pension / OPEB) pre-tax 5.9 (11.7) Adj. net operating profit / (loss) after cash tax 7.1$ 7.8$ Invested Capital Equity 48.6$ 43.2$ Debt (excl. Ford Credit) 20.4 19.9 Net pension and OPEB liability 6.4 4.7 Invested capital (end of period) 75.4$ 67.8$ Average invested capital 72.1$ 70.0$ ROIC (a) 18.0% (5.6)% Adjusted ROIC (Non-GAAP) (b) 9.8% 11.2% a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Fourth Quarter		Full Year	
Global Redesign	2021	2022	2021	2022
China	$ (0.0)	$ (0.3)	$ 0.2	$ (0.4)
India	(0.1)	(0.0)	(0.5)	(0.3)
South America	(0.1)	0.1	(0.8)	0.1
Separations and Other (not included above)	(0.2)	(0.1)	(0.6)	(0.3)
Subtotal Global Redesign	$ (0.5)	$ (0.4)	$ (1.7)	$ (1.0)
Other Items				
Gain / (loss) on Rivian investment	$ 8.2	$ (0.1)	$ 9.1	$ (7.4)
AV Strategy including Argo Impairment	-	(0.1)	-	(2.8)
Debt extinguishment premium	(1.7)	-	(1.7)	(0.1)
Other	0.1	(0.1)	0.1	(0.5)
Subtotal Other Items	$ 6.6	$ (0.3)	$ 7.5	$ (10.8)
Pension and OPEB Gain / (Loss)				
Pension and OPEB remeasurement	$ 3.5	$ 0.1	$ 3.9	$ 0.0
Pension Settlements & Curtailments	(0.0)	(0.4)	(0.1)	(0.4)
Subtotal Pension and OPEB Gain / (Loss)	$ 3.5	$ (0.4)	$ 3.8	$ (0.4)
Total EBIT Special Items	$ 9.6	$ (1.1)	$ 9.6	$ (12.2)
Cash Effects of Global Redesign (incl. separations)	$ (0.3)	$ (0.3)	$ (1.9)	$ (0.4)

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19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the Years Ended December 31, 2020 2021 2022 Financing revenue Operating leases $ 5,653 $ 5,291 $ 4,569 Retail financing 3,927 3,888 3,514 Dealer financing 1,474 774 1,079 Other financing 88 46 63 Total financing revenue 11,142 9,999 9,225 Depreciation on vehicles subject to operating leases (3,235) (1,626) (2,240) Interest expense (3,402) (2,790) (3,334) Net financing margin 4,505 5,583 3,651 Other revenue Insurance premiums earned 143 75 75 Fee based revenue and other 177 176 116 Total financing margin and other revenue 4,825 5,834 3,842 Expenses Operating expenses 1,330 1,325 1,329 Provision for/(Benefit from) credit losses 828 (310) 39 Insurance expenses 82 10 (4) Total expenses 2,240 1,025 1,364 Other income/(loss), net 23 (78) (41) Income before income taxes 2,608 4,731 2,437 Provision for/(Benefit from) income taxes 270 210 448 Net income $ 2,338 $ 4,521 $ 1,989

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2021 December 31, 2022 ASSETS Cash and cash equivalents $ 10,963 $ 10,393 Marketable securities 2,173 1,493 Finance receivables, net Retail installment contracts, dealer financing, and other financing 85,347 94,090 Finance leases 7,003 6,423 Total finance receivables, net of allowance for credit losses of $925 and $845 92,350 100,513 Net investment in operating leases 25,167 21,821 Notes and accounts receivable from affiliated companies 703 793 Derivative financial instruments 1,065 987 Other assets 2,524 2,576 Total assets $ 134,945 $ 138,576 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,051 $ 1,097 Affiliated companies 425 581 Total accounts payable 1,476 1,678 Debt 117,717 119,039 Deferred income taxes 676 921 Derivative financial instruments 512 3,026 Other liabilities and deferred revenue 2,166 2,035 Total liabilities 122,547 126,699 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,166 Accumulated other comprehensive income/(loss) (690) (1,017) Retained earnings 7,839 7,728 Shareholder’s interest attributable to Ford Motor Credit Company 12,376 11,877 Shareholder's interest attributable to noncontrolling interests 22 — Total shareholder’s interest 12,398 11,877 Total liabilities and shareholder’s interest $ 134,945 $ 138,576

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the Years Ended December 31, 2020 2021 2022 Cash flows from operating activities Net income $ 2,338 $ 4,521 $ 1,989 Provision for/(Benefit from) credit losses 828 (310) 39 Depreciation and amortization 3,984 2,349 2,872 Amortization of upfront interest supplements (2,222) (2,249) (1,830) Net change in finance receivables held-for-sale (74) — — Net change in deferred income taxes 61 147 324 Net change in other assets (64) 522 (497) Net change in other liabilities (321) (185) 360 All other operating activities 94 168 228 Net cash provided by/(used in) operating activities 4,624 4,963 3,485 Cash flows from investing activities Purchases of finance receivables (41,218) (35,283) (35,085) Principal collections of finance receivables 40,102 41,382 36,907 Purchases of operating lease vehicles (11,331) (11,216) (8,911) Proceeds from termination of operating lease vehicles 9,508 11,469 9,802 Net change in wholesale receivables and other short-duration receivables 12,752 7,693 (10,872) Proceeds from sale of business 1,340 — Purchases of marketable securities and other investments (10,976) (8,014) (3,578) Proceeds from sales and maturities of marketable securities and other investments 9,436 10,676 4,161 Settlements of derivatives (152) (17) 184 All other investing activities 71 (190) (91) Net cash provided by/(used in) investing activities 9,532 16,500 (7,483) Cash flows from financing activities Proceeds from issuances of long-term debt 41,743 23,101 42,175 Payments of long-term debt (44,558) (44,260) (41,758) Net change in short-term debt (2,495) 3,460 5,375 Cash distributions to parent (3,290) (7,500) (2,100) All other financing activities (107) (41) (78) Net cash provided by/(used in) financing activities (8,707) (25,240) 3,614 Effect of exchange rate changes on cash, cash equivalents, and restricted cash 279 (128) (187) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 5,728 $ (3,905) $ (571) Cash, cash equivalents, and restricted cash at beginning of period $ 9,268 $ 14,996 $ 11,091 Net increase/(decrease) in cash, cash equivalents, and restricted cash 5,728 (3,905) (571) Cash, cash equivalents, and restricted cash at end of period $ 14,996 $ 11,091 $ 10,520